SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2003

   METROPOLITAN HEALTH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

                 Florida

      333-5884-A

            65-0635748

(State or other jurisdiction

(Commission File

(IRS Employer

 or incorporation)

      Number)

Identification No.)

250 Australian Avenue South, Suite 400, West Palm Beach, Florida 33401

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code       (561) 805-8500

(Former name or former address, if changed since last report)

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ITEM 2.

ACQUISITION OF DISPOSITION OF ASSETS.

On November 17, 2003, Metropolitan Health Networks, Inc. ("Metcare") announced that it has closed the sale of the assets of its wholly owned subsidiary Metcare Pharmacy Group, Inc. ("MPG") to Metcare RX Pharmaceutical Services Group, LLC ("Buyer").  MPG operated pharmacies in Florida, New York, and Maryland.  The total consideration for the sale of assets was approximately $4.2 million, including cash of $3.1 million.  A copy of the Asset Purchase Agreement dated November 14, 2003, is attached hereto.

ITEM 5.

OTHER ITEMS.

A copy of the press release dated November 17, 2003, regarding the foregoing transaction, is attached hereto.

ITEM 7.

FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)

Exhibits

a.1

Metcare Press Release dated November 17, 2003

a.2

Asset Purchase Agreement dated November 14, 2003

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Metropolitan Health Networks, Inc. has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPOLITAN HEALTH NETWORKS, INC.

By:

Name:

Title:

Dated:  November ___, 2003